Exhibit 99.1

Company Overview Thomas J. Stallings Chief Executive Officer EasyLink Services International Corporation

Revenue by Product Revenue by Business Sector Company Overview Founded in 1991, EasyLink Services International Corporation ("EasyLink" or the "Company") is a global provider of value added services that facilitate the electronic exchange of documents and information between enterprises, their trading communities and their customers #4 provider of EDI-VAN services #2 provider of Enterprise Fax services #1 provider of Telex services 2 1 1 DCM - Document Capture & Management

Company History

- Founded in 1991 under the name Infosafe Systems, Inc. and completed an initial public offering in January 1995
- The Company changed its name to Internet Commerce Corporation ("ICC") in July 1998 to reflect a new business strategy focused on the transmission of business documents through the ICC.NET value-add network
- In August 2007, ICC acquired EasyLink Services Corporation, a provider of outsourced business communications services, and changed its name to EasyLink Services International Corporation
- In addition to the acquisition of EasyLink Services Corporation, the Company has completed several acquisitions throughout its history. These acquisitions have helped to (i) improve the breadth of the Company's service offerings; (ii) establish new blue-chip customer relationships; and (iii) hire critical employees

Name of Acquired Company	Date	Purchase Price	Capability
Electronic Commerce Systems, Inc.	June 2004	$2.9 million	Managed EDI Services
Managed Electronic Commerce	March 2005	$2.4 million	Managed EDI Services
The Kodiak Group, Inc.	November 2005	$1.1 million	Managed EDI Services
Enable Corp.	May 2006	$7.3 million	Managed EDI Services

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EDI Overview EDI is a system of standards for the automated exchange of documents between dissimilar computerized business process applications It allows business partners to exchange purchase orders, invoices, confirmations, and other business documents directly from one computerized business system to another without human intervention An EDI-VAN simplifies the communication process by reducing the number of parties with which a user has to communicate by inserting itself between trading partners EasyLink's clients can improve reliability and security, cut costs without sacrificing service, expedite trading partner rollout and implementation, and increase supply chain visibility EDI-Managed Services gives customers the ability to automate manual processes, focus on customer core competencies, decrease costs, redeploy resources, reduce compliance issues and improve trading partner relationships TradeGateway is a proprietary product tailored for buyers and suppliers that provides comprehensive EDI solutions customized to list a customer's needs EDI Service Center allows a customer entry into the EDI process with nothing but fax or email capabilities 4

EDI Outlook CAGR = 8.0% The EDI market is a mature and proven technology that is characterized by a consistent, but moderate, growth trajectory Highly fragmented with hundreds of competitors EDI Managed Services and EDI-VAN represent largest section of the overall EDI market EDI Managed Services are expected to drive revenue growth Anticipated to be a $2.6 billion market opportunity by 2010 5

Fax Overview The fax business at EasyLink consists of the following primary products: Desktop Messaging is an email based faxing service that integrates the delivery of faxed documents with a customer's existing email system Production Messaging is a fully managed, outsourced delivery system that integrates with customers' back end systems and translates customers' business documents into formatted electronic messages enabling the delivery of these documents in a variety of formats including fax, secure email, text message and EDI using the Internet as the communications network Workflow Services is a hosted application that incorporates customers' workflows and specific business rules and automates customers' fax exchanges according to those specifications and particular business needs 6

Fax Outlook CAGR = 17% Enterprise Desktop Fax Service Segment is characterized as a high growth market Reduced time and cost in comparison to traditional faxing, in addition to the environmental benefits, are driving growth Highly fragmented with hundreds of competitors Anticipated to be a $1.6 billion market opportunity by 2010 7

Telex Overview EasyLink offers the following Telex Solutions: Traditional Telex is designed for 'big volume' users who are unable to change infrastructure to facilitate an end- to-end, real time connection between the sending and receiving terminals Internet Telex provides a simple mail transfer protocol solution that allows the sending of telex messages using existing email capabilities Real-Time Telex sends Telex messages directly from a customer PC with an end-to-end, real time connection between the sender and receiver, combined with store & forward messaging to Telex and/or fax receivers Telex Outsourcing supports a means of providing Telex services where such service is required by regulation without a substantial investment in infrastructure costs for the provider "Last man standing" 8

Revenue Recognition & Pricing Model Revenue is recognized when persuasive evidence of an arrangement exists, services are rendered, pricing is fixed or determinable and the ability to collect is reasonably assured EasyLink maintains a predominately variable pricing structure Over 95% of the Company's revenue is variable or volume-based 9

EasyLink Services Overview 10

Competitive Landscape The EDI and Fax Services Markets are highly fragmented with only a few players matching the size and scope of EasyLink EasyLink maintains a very favorable position in each market in which it operates #2 provider of Enterprise Fax services #4 provider of EDI-VAN services #1 provider of Telex services 11

Diverse and Global Customer Base EasyLink provides services to approximately 15,000 customers in professional services, financial services, manufacturing, mining, retail, distribution, freight services, insurance, telecommunications and other industries EasyLink's customers range in size from the Fortune 100 to sole proprietorships International revenue as a percentage of total revenue increased from 1% in FYE 2007 to 28% in FYE 2008 The majority of EasyLink's international revenues come from the United Kingdom, Japan, France, Germany, Brazil and Hong Kong 12

Diverse and Global Customer Base 13

Customer Churn EasyLink's customer churn is realized predominately among smaller, less profitable customers EasyLink's larger customer base is very stable and any attrition is negligible, thus providing a consistent revenue stream Customer size is determined by monthly billings: Small: Defined as $25.00 or less in monthly billings Medium: Defined as $25.00 to $499.00 in monthly billings Large: Defined as $500.00 or more in monthly billings Number of Active Accounts Per Quarter 14

Customer Churn Larger accounts, which continue to demonstrate stability, comprise approximately 10% of total accounts, while the revenue associated with these customers is in excess of 80% The following graph details the percentage of total revenue derived by each of the three customer groups Percentage of Revenue 15

Recent Contract Wins New Business $1 million, 3 year desktop messaging contract to an international pharmaceutical company Expanded domestic EDI relationship with a large consumer products company through a multi- year $250,000 minimum annual contract to become their exclusive worldwide EDI provider Pilot program with a leading UK-based retail chain that offers the potential for a worldwide rollout of desktop messaging services Incremental Business with Existing Customers EDI services with the Korean operations of a multinational logistics company (the third nation in which EasyLink and the client have a relationship) Successfully added over $1.5 million of revenue during 2Q 2009 through new business with two of our largest customers in the financial services business Additional production fax services as the result of our customer, a U.S. based computer manufacturer acquiring one of the largest information technology consulting companies Expanded desktop messaging services with a national car rental company as they roll out our services to two of their other divisions 16

Business Strategy & Financial Policy EasyLink has several stated strategic initiatives: i) Invest in or acquire complementary businesses that provide additional service offerings or technologies and/or expand EasyLink's customer base and distribution channels (ii) expand strategic alliances and indirect sales channels (iii) enhance service delivery (iv) improve sales efforts through additional investments in sales resources, sales training and marketing campaigns and initiatives EasyLink maintains a conservative financial policy Significant cash balance to support potential working capital swings Low leverage and rapid delevering through amortization 17

Experienced Leadership The Company is managed by a team of seasoned industry veterans with significant experience and a proven track record in multiple technology industries EasyLink's management team averages over 24 years of industry experience 18

Recent Financial Performance The Company's recent financial performance has benefited from several meaningful contract wins and an expanded sales organization Foreign exchange volatility and volume declines due to general economic weakness have softened growth 19

Questions & Answers 20